Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST

FIRM/AFFILIATE

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BOSTON

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BEIJING

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TEL: (212) 735-3000
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www.skadden.com

December 16, 2025

American Water Works Company, Inc.

1 Water Street

Camden, NJ 08102-1658

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to American Water Works Company, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333- ) (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) relating to the issuance (the “Stock Issuance”) of shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be distributed to shareholders of Essential Utilities, Inc., a Pennsylvania corporation (“Essential”) in the merger of Merger Sub (as defined below) with and into Essential, with Essential surviving as a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of October 26, 2025, by and among the Company, Alpha Merger Sub, Inc., a Pennsylvania corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”) and Essential (the “Merger Agreement”).

On the request of the Company, this opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	an executed copy of the Merger Agreement;

(b)	the Registration Statement in the form to be filed with the Commission on the date hereof;

(c)	an executed copy of a certificate of Stacy A. Mitchell, Executive Vice President and General Counsel of the Company, dated as of the date hereof (the “Officer’s Certificate”);

(d)

a copy of the Company’s Restated Certificate of Incorporation, dated as of April 24, 2008, certified by the Secretary of State of the State of Delaware as of the date hereof and certified pursuant to the Officer’s Certificate, as being in effect on the date of the resolutions referred to below and as of the date hereof (the “Current Certificate of Incorporation”);

(e)

a copy of the Amendment to Restated Certificate of Incorporation (the “Charter Amendment”), which, subject to approval by the shareholders of the Company and filing with the Secretary of State of the State of Delaware, will (i) amend Article VIII of the Current Certificate of Incorporation and (ii) become effective prior to the Stock Issuance, and certified pursuant to the Officer’s Certificate;

(f)

a copy of the Amended and Restated Bylaws of the Company, effective as of December 7, 2022 and certified pursuant to the Officer’s Certificate, as being in effect on the date of the resolutions referred to below and as of the date hereof; and

(g)	a copy of certain resolutions adopted by the Board of Directors of the Company, adopted on October 24, 2025, certified pursuant to the Officer’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Officer’s Certificate, the Current Certificate of Incorporation and the Charter Amendment.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and the enforceability thereof against such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In rendering the opinion stated herein, we have also assumed that (i) when issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with such transfer agent and registrar has been issued by such transfer agent and (ii) the issuance of the Shares will be properly recorded in the share registry of the Company.

As used herein, “Organizational Documents” means those documents listed in paragraphs (d), (e) and (f) above.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of Shares has been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) the shareholders of Essential have adopted the Merger Agreement, (iii) the shareholders of the Company have approved the Stock Issuance, (iv) the merger has been consummated in accordance with the Merger Agreement, and (v) the Shares are issued and delivered in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion, we have assumed that:

(a) the Company’s issuance of the Shares does not and will not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of common stock; and

(b) the Company’s authorized capital stock is as set forth in the Current Certificate of Incorporation and the Charter Amendment, and we have relied solely on the certified copy of the Current Certificate of Incorporation issued by the Secretary of State of the State of Delaware and the Charter Amendment presented to us by the Company and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and in the related joint proxy statement/prospectus contained therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJH

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